EXHIBIT 10 (iii)
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                                   AMENDMENT
                                      TO
                          SECOND AMENDED AND RESTATED
                             EMPLOYMENT AGREEMENT

     This Amendment to Second Amended and Restated Employment Agreement (this "Amendment") is made and entered into as of March 19, 1997 by and between Leonard G. Levine (the "Executive") and Banyan Strategic Realty Trust (the "Fund").

                                   RECITALS:

      A. The parties previously entered into a Second Amended and Restated Employment Agreement made as of December 31, 1992 (the "Employment Agreement").

      B. The parties desire to amend certain provisions of the Employment Agreement.

      NOW THEREFORE, in consideration of the promises, mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Fund and the Executive agree as follows:

1. AMENDMENT OF EMPLOYMENT AGREEMENT. Subject to the conditions set forth in Section 2 hereof, the Employment Agreement is amended as follows:

      a. SECTION 6(c) is deleted in its entirety and replaced by the following:

             Payment of the Additional Compensation computed under this
Section 6 shall be made on March 15 of the year following the period for which the award is made. One hundred percent (100%) of the award shall be paid in shares of the Fund ("Award Shares"), provided that for fiscal years ended prior to January 1, 1996; the Additional Compensation shall be paid 80% in cash and 20% in Award Shares. The Award Shares issued pursuant to this Section 6(c) shall not be transferred prior to the date which is seventy-five (75) days after the Computation Date (as defined in Section 6(d) (the "Vesting Date")); provided that eighty percent (80%) of the Award Shares distributed to the Executive in respect of Additional Compensation earned for the fiscal year ended December 31, 1996 shall immediately vest upon Stockholder Approval as defined in SECTION 2 of this Amendment (the "Additional Incentive Shares") and may be immediately transferred, pledged or otherwise freely alienated in compliance with the registration requirements of federal and state securities law or exemptions therefrom following such Stockholder Approval. The Award Shares, except for the Additional Incentive Shares, shall be subject to forfeiture in accordance with the provisions of Section 6(d) and any Certificate representing all or any portion of the Award Shares shall bear an appropriate legend and shall be held by the Fund in trust for the Executive pending the lapse of the forfeiture provisions under Section 6(d). At the request of Executive, the Additional Incentive Shares may be separately certificated. The number of Award Shares distributable to the Executive shall be based upon the average closing price of the Fund's stock for the five (5) business days ended prior to December 31 of the calendar year for which the payments are made. Subject to the provisions of Section 2(b)(iii)-(iv) of this Amendment, the Executive shall be entitled to receive and retain all dividends paid on the Award Shares held by him, including those shares held in trust by the Fund for the Executive. The Fund, at its sole cost, shall take all reasonable steps necessary to cause the filing of a registration statement and listing application

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             to be effective as soon after the Vesting Date as practical, with respect to the Award Shares, with the appropriate regulatory bodies, on terms more fully set forth in the Registration Rights Agreement to be entered into pursuant to the provisions of Section 3 of this Amendment.

      b. SECTION 6(d) shall be amended and restated in its entirety as follows:

             (d) As soon as practicable after December 31, 1997, or, if earlier, upon the termination of the Executive's employment ("Computation Date") the computation provided in Section 6(b) will be computed on a cumulative basis covering the period January 1, 1993 through the Computation Date; provided, however, that for such computation the Adjusted Cash Flow shall also include all unrealized profits and gains generated in connection with Reinvestment Activities. In connection therewith, the parties further agree that the definition of "Net Income" in Section 6(a) of the Employment Agreement shall exclude the financial accounting effect of straight lining rents.

                   (i) In the event that the total cumulative Additional Compensation as recomputed at the Computation Date exceeds the aggregate Additional Compensation paid to the Executive, the Fund shall award to the Executive, no later than the Vesting Date, a number of Award Shares equal in value to this excess (the "Final Award Shares").

                   (ii) In the event that the cumulative Additional Compensation as recomputed at the Computation Date is less than the aggregate amount of the Additional Compensation paid to the Executive, all or a portion of the Award Shares, except for the Additional Incentive Shares (the "Forfeitable Shares"), shall be forfeited and returned to the Fund. In determining the amount of the Forfeitable Shares, each Award Share shall be valued at the average price at which the Shares were valued when issued to the Executive under Section 6(c). For example, if the Executive holds 100,000 Award Shares with an average value determined under
Section 6(c) at the time of issue of $3.00 and the cumulative Additional Compensation at the Computation Date is determined to be $45,000 less than the amount actually paid to the Executive, the Executive shall return up to 15,000 Forfeitable Shares to the Fund without regard to the actual current value of those shares. Certificates representing the balance of any Award Shares shall be delivered to the Executive promptly after the Vesting Date.

                   (iii) Payment of the Additional Compensation computed under this Section 6(d) shall be made no later than the Vesting Date. Except as provided herein, all of the Additional Compensation under this
Section 6(d) shall be payable in Award Shares. The number of Final Award Shares to be issued pursuant to Section 6(d)(i) above shall be calculated by dividing the Additional Compensation computed under Section 6(d) by the average closing price of the Fund's stock for the five (5) business
days ended prior to December 31, 1997.       The Final Award Shares shall:
(A) bear appropriate legends; and (B) be transferrable only in compliance with the registration requirements of federal and state securities law or exemptions therefrom.

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      c.           SECTION 17(a) is deleted in its entirety and replaced by
the following:

             (a) NOTICE. Any notice required or permitted hereunder shall be made in writing (i) either by actual delivery of the notice into the hands of the party thereunder entitled, or (ii) by the mailing of the notice in the United States mail, certified or registered mail, return receipt requested, all postage prepaid and addressed to the party to who the notice is to be given at the party's respective address set forth below, or such other address as the parties may from time to time designate by written notice as herein provided.

             As addressed to the Fund:

                   Banyan Strategic Realty Trust
                   Suite 2900
                   150 South Wacker Drive
                   Chicago, Illinois  60606

             With a copy to:

                   Shefsky & Froelich Ltd.
                   444 North Michigan Avenue
                   Suite 2500
                   Chicago, Illinois  60611
                   Attention:  Michael J. Choate

             As addressed to the Executive:

                   Leonard G. Levine
                       Suite 2900
                   150 South Wacker Drive
                   Chicago, Illinois  60606

             With a copy to:

                   Saitlin Patzik Frank & Samotny Ltd.
                   150 S. Wacker Drive
                   Suite 900
                   Chicago, Illinois 60606
                   Attention:  Alan B. Patzik

      The notice shall be deemed to be received in case (i) on the date of its actual receipt by the party entitled thereto and in case (ii) on the date of its mailing.

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2.    APPROVALS.

      a. Effectiveness of the Amendment is subject, to the extent required, to: (i) approval of the Fund's stockholders on or before thirty days after the Fund's Annual Meeting, including any adjournments or postponements thereof (the "Final Approval Date"), at which the issuance of the Award Shares is submitted to a vote of the Fund's Stockholders ("Stockholder Approval"), unless extended by agreement of the parties; and
(ii) approval of the Nasdaq of the inclusion of the Award Shares and the Final Award Shares in the Nasdaq National Market System ("Nasdaq Approval"). The Fund shall use its best efforts to promptly obtain Stockholder Approval and Nasdaq Approval, as well as any other consents or approvals which may be required. Pending Stockholder Approval and Nasdaq Approval, the Fund shall issue the Award Shares issuable in respect of the Additional Compensation for the year ended December 31, 1996 into escrow to be held for the Executive's benefit pending such approvals. The Executive shall be entitled to all distributions paid by the Fund in respect of the shares held in escrow. If Stockholder Approval and NASDAQ Approval is obtained by the Final Approval Date, the Fund shall release the Additional Incentive Shares from escrow to the Executive as soon as practicable, but in no event later than five (5) business days after receipt of the last approval. These shares may not be transferred by the Executive except in compliance with federal and state securities law or an exemption therefrom.

These shares shall have the benefit of the Registration Rights Agreement described in Section 3 hereof.

      b. If either Stockholder Approval or Nasdaq Approval is not obtained by the Final Approval Date then: (i) the amendments contemplated by SECTION 1 hereof shall be null and void and the terms and conditions of the Employment Agreement shall remain in full force and effect unless amended, waived or altered by the parties; (ii) the Additional Incentive Shares shall be immediately cancelled (the "Cancelled Shares");
(iii) Executive shall be paid, in cash, an amount equal to the Additional Compensation which had been previously paid through the issuance of the Cancelled Shares, and thereafter, all Additional Compensation due in connection with the Agreement shall be paid 20% in the form of Award Shares and 80% in cash; and (iv) Executive shall be entitled to be paid interest on the Additional Compensation paid to it pursuant to (iii) above in respect of the Cancelled Shares at the same rate as dividends are then being paid in respect of the Fund's shares, with any dividends theretofore received in respect of the Cancelled Shares credited against the interest due. For purposes of this paragraph, the rate at which dividends are then being paid on the Fund's shares shall be deemed to be the percentage which the dividend payable with respect to the Cancelled Shares bears to the cash value. For this purpose, cash value shall mean eighty percent (80%) of the Additional Compensation payable under SECTION 6(c).

      c. If the Executive is not employed by the Fund on January 1, 1998, pursuant to a new Employment Agreement with the Fund acceptable to Executive, then, notwithstanding the provisions of
SECTION 6(d), as amended, the Executive shall have the option, exercisable in his sole discretion, to require the Fund to pay the Executive 80% of the Additional Compensation for the fiscal year ended December 31, 1997 and/or all of the Additional Compensation due Executive under SECTION 6(c) AND 6(d) in cash no later than the Vesting Date.

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3.           REGISTRATION RIGHTS.  Subject to the provisions of
SECTION 6(c), as soon as practicable, the parties shall enter into a registration rights agreement on usual and customary terms and conditions granting the Executive the right to cause the Fund to register any or all of the Award Shares or the Final Award Shares for resale by the Executive. The Registration Rights Agreement shall generally provide for the following:

      a. Each registration shall be effected by the Fund at its expense;

      b. The Executive shall be entitled to a separate registration statement with regard to the shares issued under each of (i)
Section 6(c) hereof in 1997 and relating to the Fund's 1996 performance and
(ii) Section 6(c) issued in 1998 and relating to the Fund's 1997 performance and shares issued under Section 6(d);

      c.           The Executive shall have reasonable piggyback rights; and

      d. The Fund shall maintain these registration statements in effect, and update registration statements as required, to enable Executive to periodically sell, in his discretion, shares thereunder until such time as the subject shares are freely saleable pursuant to the provisions of Rule 144 promulgated under the Securities Act of 1933, as amended.

     In the event the parties hereto fail to enter into a mutually agreeable Registration Rights Agreement by the Final Approval Date, Executive may, at its option, elect to treat this Amendment as if one of the approvals required by Section 2(b) hereof had not been received and effect a termination of this Amendment as set forth therein.

4.           AGREEMENTS AS TO PAST CALCULATIONS AND METHODOLOGIES.

      a. PREVIOUS CALCULATIONS AND METHODOLOGIES. The parties hereto agree and acknowledge that each has been represented by competent professionals and together with these professionals has had an opportunity to review the formulas set forth in the Employment Agreement for use in calculating the compensation payable to Executive pursuant to Sections 5 and 6 thereunder, the methodology pursuant to which those formulas have been applied to calculate the compensation and the amounts determined to be due to Executive through the date hereof as a result of such formulas and the applied methodology. In connection therewith, the parties hereto acknowledge and agree that the formulas set forth in the Agreement for calculating the compensation, the methodology applied (to date) in calculating the amounts due pursuant to those formulas and the amounts calculated to date have been due and payable to Executive through the date hereof are accurate and each waives any and all rights he or it may have to recalculate the formulas, modify the methodology applied in the calculation or alter the amount of the compensation heretofore paid.

      b. FUTURE CALCULATIONS AND METHODOLOGIES. The parties hereto acknowledge and agree that the formulas set forth in the Agreement for purposes of determining the compensation payable to Executive pursuant to Sections 5 and 6 of the Employment Agreement and the methodology applied by the Fund in its prior calculations of the amounts due is appropriate and the parties hereto further agree and acknowledge that all future calculations of amounts due Executive for additional compensation pursuant to Sections 5 and 6 of the Employment Agreement shall be calculated using the formula set forth therein, applying the methodology utilized in the past as modified by this Amendment to the Employment Agreement. In connection therewith, the parties hereto specifically acknowledge the existence of a memo dated October 17, 1996 from

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             Joel L. Teglia to the Board of Trustees of the Fund and agree that the methodology and calculations set forth therein are appropriate and shall be applied, on a consistent basis, in all future calculations of amounts due as compensation pursuant to the Sections 5 and 6 of the Employment Agreement.

5.           MISCELLANEOUS PROVISIONS.

      a. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois.

      b. Further Assurances. Each party agrees to execute and deliver such additional instruments and documents and to take all such other actions as any of the other parties may reasonably request from time to time in order to effect the provisions, purposes and intent of this Amendment.

      c. ENTIRE AGREEMENT; EFFECT ON OTHER AGREEMENTS. This Amendment constitutes the entire understanding of the parties with respect to the amendment of the Employment Agreement and may be modified only in accordance with the provision of the Employment Agreement governing amendments. Upon execution of this Amendment, all references in the Employment Agreement, and any document executed or delivered in connection therewith, shall be deemed to be references to the Employment Agreement as amended, supplemented or modified by this Amendment.

      d. SEVERABILITY. If any provision of this Amendment shall, for any reason, be held unenforceable, such provision shall be severed from this Amendment unless, as a result of such severance, this Amendment fails to reflect the basic intent of the parties. If this Amendment continues to reflect the basic intent of the parties, then the invalidity of such specific provision shall not affect the enforceability of any other provision herein, and the remaining provisions shall remain in full force and effect.

      e. COUNTERPARTS. This Amendment may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Amendment.

      f. HEADINGS. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

      g. NO STRICT CONSTRUCTION. This Amendment has been mutually negotiated and drafted by the parties and no presumption or rule of contract construction or interpretation by or against a party shall be made on the basis of the party which might otherwise be charged with drafting this Amendment.

      h. REFERENCES. As used herein, all provisions shall include the masculine, feminine, neuter, singular and plural thereof, wherever the context and facts require such construction.

      i. RECITALS. The recitals set forth in this Amendment are incorporated by reference herein and made a part hereof, as if fully rewritten.

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     IN WITNESS WHEREOF, this Amendment is entered into on the day and year first written above.

                         BANYAN STRATEGIC REALTY TRUST

                         By:          /s/ Robert G. Higgins
                         Name:        Robert G. Higgins
                         Title:       Vice President General Counsel


                         EXECUTIVE:

                         /s/ Leonard G. Levine
                         Leonard G. Levine

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